As filed with the Securities and Exchange Commission on May 4, 1998
                                                      Registration No. _________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ORA ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                               95-4607830
        (State of jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                Identification No.)

                             9410 OWENSMOUTH AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                                 (818) 772-2700
          (Address, Including Zip Code and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

                          Gershon N. Cooper, President
                             9410 Owensmouth Avenue
                          Chatsworth, California 91311
                                 (818) 772-2700
                 (Name, address including zip code and telephone
               number, including area code, of agent for service)

                                   Copies to:
                              Jon W. Newby, Esquire
                     Sheppard, Mullin, Richter & Hampton LLP
                              333 South Hope Street
                          Los Angeles, California 90071
                                 (213) 620-1780

                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box: [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed        Proposed
                                         Maximum        Maximum
 Title of Each Class                    Offering        Aggregate    Amount of
  of Securities to   Amount to be         Price         Offering    Registration
   be Registered      Registered       Per Unit (1)     Price (1)       Fee
--------------------------------------------------------------------------------
 Common Stock,
 $.001 par value     300,000 shares      $1.78125       $534,375      $202.00
================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




















                            Exhibit Index on page 20

                    Subject to Completion, Dated May 4, 1998

PROSPECTUS

                              ORA ELECTRONICS, INC.

                 300,000 Shares of Common Stock, $.001 par value

      This Prospectus relates to 300,000 shares (the "Shares") of common stock, $.001 par value per share ("Common Stock"), of ORA Electronics, Inc., a Delaware corporation (the "Company"), which are owned by that certain selling stockholder (the "Selling Stockholder") identified herein under "Selling Stockholder". The Shares may be offered from time to time by the Selling Stockholder. The Company will not receive any proceeds from the sale of Shares by the Selling Stockholder.

      The Shares offered hereby were acquired by the Selling Stockholder from the Company in a private transaction and are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus has been prepared for the purpose of registering the Shares under the Securities Act to allow for future sales by the Selling Stockholder to the public without restriction. The Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See the "Plan of Distribution."

      The Common Stock of the Company is traded on the National Association of Securities Dealers, Inc. Electronic Bulletin Board System (the "Bulletin Board System") under the symbol ORAE. On April 27, 1998, the closing price of the Common Stock as reported on the Bulletin Board System was $1.5625.

            The Shares offered hereby involve a high degree of risk.

                     See "Risk Factors" beginning on page 6.



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 1998.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: 75 Park Place, New York, New York 10007; and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission also maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

      The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission (File No. 000-21903) pursuant to the Exchange Act are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as amended by the Company's Annual Report on Form 10-K/A filed with the Commission on July 29, 1997;

      2. The Company's Current Report on Form 8-K filed with the Commission on May 14, 1997;

      3. The Company's Current Report on Form 8-K filed with the Commission on June 12, 1997;

      4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the Commission on August 14, 1997;

      5. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the Commission on November 14, 1997;

      6. The Company's Current Report on Form 8-K filed with the Commission on December 19, 1997;

      7. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, as filed with the Commission on February 17, 1998;

      8. The Company's Current Report on Form 8-K filed with the Commission on March 3, 1998; and

      9. The Company's Current Report on Form 8-K filed with the Commission on April 17, 1998.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering contemplated hereby shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus or such Registration Statement.

      THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED
TO: ORA ELECTRONICS, INC., 9410 OWENSMOUTH AVENUE, CHATSWORTH, CALIFORNIA 91311,
ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE: (818) 772-4433, EXTENSION 406.


                               PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND THE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, INCORPORATED HEREIN BY REFERENCE. FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY, SEE "RISK FACTORS."


                                   THE COMPANY

      ORA Electronics, Inc. ("ORA" or the "Company") is a developer and supplier of interface, connectivity solutions and peripheral accessories for wireless communication devices, including cellular telephones, personal communications systems ("PCS") and pagers, computing devices and intelligent transportation systems ("ITS"). The Company currently carries over 2,000 products which are sold to over 1,200 customers in the United States, and throughout North, Central and South America.

      The Company's business began as a sole proprietorship in 1974 under the name ORA Electronics and was incorporated in California in 1979 under the name Alliance Research Corporation ("Alliance"). The Company's products have been primarily sold under the "ORA" trade name. In December 1996, Alliance merged into ORA Electronics, Inc.

      The Company has its principal offices located at 9410 Owensmouth Avenue, Chatsworth, California 91311. The Company's telephone number is (818) 772-2700.

                                  THE OFFERING

Shares Offered Hereby............  300,000 shares of Common Stock, $.001 par value, held by the Selling Stockholder. See
                                   "Selling Stockholder" and "Plan of
                                   Distribution."

Plan of Distribution.............  A maximum of 300,000 shares of Common Stock are being offered by the Selling Stockholder.

Shares Outstanding...............  6,908,728 shares of Common Stock as of April
                                   27, 1998.

Options Outstanding..............  Options to purchase an aggregate of 95,500 shares of Common Stock as of April 27, 1998.

Warrants Outstanding.............  478,550 Class A Warrants outstanding, 643,820
                                   Class B Warrants outstanding, 563,118 Class C Warrants outstanding and 730,468 Class D Warrants outstanding as of April 27, 1998.

Risk Factors.....................  Prospective investors should carefully consider the matters discussed under the heading "Risk Factors."

Bulletin Board System Symbol.....  ORAE


                                  RISK FACTORS

      An investment in the Securities being offered hereby involves a high degree of risk. In addition to the other information in this Prospectus, including the documents incorporated herein by reference, the following risk factors should be considered in evaluating the Company and its business before purchasing the Securities offered hereby.

Recent Substantial Losses; No Assurance of Future Profitability

      As recently as the fiscal years ended March 31, 1997, and March 31, 1996, the Company incurred pro forma net losses of $2,680,942 and $1,417,855, respectively, in each of those two fiscal years. Net sales decreased 22.4%, or $5,392,323, in fiscal year 1997, in contrast to fiscal year 1996. Most recently, revenues decreased 44.6%, or $2,780,085, for the third quarter of fiscal 1998, as compared with the same period in fiscal 1997. There is no assurance that the company's efforts and strategies will result in profitable operations in the future.

Capital Resources

      To supplement cash flow from operations, if necessary, the Company maintains a $5,000,000 revolving credit facility to be used for general working capital purposes. Under the credit facility, the Company is required to maintain various covenants, including meeting certain net worth requirements, a liquidity ratio, a debt service coverage ratio and restrictions on capital expenditures, additional indebtedness and the payment of dividends. At December 31, 1997, the Company was not in compliance with the net worth requirement. On February 11,

1998, the covenant violation was waived by the lender. On March 27, 1998, the Company negotiated a revision of all covenants at levels that the Company believes can be successfully maintained. However, no assurances can be given as to the Company's ability to maintain such new covenant levels.

Dependence on the Consumer Electronics and Wireless Telecommunications
Industries

      The market for wireless communications products is characterized by rapidly changing technology and frequent new product introductions, often resulting in product obsolescence or short product life cycles. The Company's success depends in large part upon its ability to anticipate and adapt its business to such technological changes. There can be no assurance that the Company will be able to identify, obtain and offer the products necessary to remain competitive or that competitors or manufacturers of wireless communications products will not market products that have perceived advantages over the Company's products or that render the products sold by the Company obsolete or less marketable. The Company maintains a significant investment in its product inventory and, therefore, is subject to the risks of inventory obsolescence and excessive inventory levels. If a substantial amount of inventory is rendered obsolete or if the Company's inventory levels are significantly higher than the demand for those products, its business, financial condition or results of operations could be materially and adversely affected. In addition, retailers carrying the Company's products have reported cellular telephone activations are lower as a result of reduced financial incentives offered to them by cellular telephone carriers. The Company's traditional retail customers may face increased competitive pressures from cellular service providers and, consequently, orders for the Company's cellular products from such retailers may continue to decline. While the Company is making efforts to offset declines in retail orders through redirection of its business towards the original equipment manufacturer sector, no assurances can be given that such redirection will be successful.

Competition

      The consumer electronics and wireless telecommunications accessory market is highly fragmented and subject to intense competition. ORA's competitors include (a) various companies which offer broad lines of consumer electronic accessories, (b) other accessory companies which offer certain product lines and
(c) manufacturers of brand name consumer electronics hardware, which market their own lines of similar accessories. Certain of the Company's existing and potential competitors have greater financial, technical, marketing or manufacturing resources and may develop new accessories and other products that are superior to those of the Company. The Company competes primarily on the basis of product variety and quality, customer service and support, product reliability, company and brand name recognition, ability to meet customer delivery needs, price, product features and proprietary products. The Company's ability to remain competitive will be largely dependent on its ability to control its costs and protect its profit margins and to anticipate and respond to various competitive factors affecting the industry, including new products that may be introduced, changes in consumer preferences, demographic trends, international, national, regional and local economic conditions and discount pricing strategies implemented by competitors. No assurance can be given that the Company will compete successfully in the wholesale distribution or retail market.

Volatility of Quarterly Operating Results; Seasonality

      The Company's quarterly operating results may fluctuate based on a number of factors, including variations in the Company's distribution channels and mix of products sold, the timing of final product approvals from any major distributor or end user, the timing of orders from and shipments to major customers, the timing of new product introductions by the Company or its competitors, changes in pricing policies by the Company's suppliers, the availability and cost of key components, the timing of personnel hirings and the market acceptance of new and enhanced versions of the Company's products. In addition, the Company's markets are seasonal, with sales typically higher in the Company's third quarter due to increased demand from mass market retailers during the year-end holiday season.

Dependence Upon Key Personnel

      The Company's success depends to a significant degree upon the continued contributions of its management team, including Gershon N. Cooper, its President and Chief Executive Officer, the loss of whom could adversely affect the Company, and technical, marketing and sales personnel. Although the Company has entered into an employment agreement with Mr. Cooper, there can be no assurance that the Company will be able to retain his services. The Company's success also will depend on its ability to attract and retain qualified management, marketing, technical and sales executives and personnel. The process of locating such personnel with the combination of skills and attributes required to carry out the Company's strategies is often lengthy. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on the Company's results of operations, development efforts and ability to expand. There can be no assurance that the Company will be successful in attracting and retaining such executives and personnel. Any such event could have a material adverse effect on the Company.

Trademark and Patents

      The Company has actively pursued a program of protecting its intellectual property by seeking patent protection for its products whenever possible, and the Company's ability to obtain and enforce intellectual property protection will materially affect its ongoing success. The Company has 35 patents and 6 pending patent applications covering certain of its products in the United States. Most of the Company's U.S. patents have a majority of their life remaining. The Company also owns 20 trademarks registered on the Principal Trademark Register of the United States under which it sells its goods and offers its services. No assurance can be given that the Company's existing patents or any future patents will not be challenged, invalidated or circumvented, or that competitors of the Company will not independently develop or patent technologies which are substantially equivalent or superior to the Company's technologies.

Controlling Influence By Mr. Cooper

      As of April 27, 1998, Mr. Cooper had voting power with respect to 5,000,000 shares, or 72.4%, of the Company's Common Stock, not including 95,500 employee stock options and 2,415,956 Class A, B, C and D Warrants issued and outstanding. As a result, Mr. Cooper is able to exercise substantial influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

Shares Eligible for Future Sales, Outstanding Stock Options and Outstanding Class A, B, C and D Warrants

      As of April 27, 1998, there were 6,908,728 shares of Common Stock outstanding, of which 5,160,556 shares are "restricted securities" as defined under Rule 144 under the Securities Act. Sales of substantial amounts of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. In addition, as of April 27, 1998, the Company had 2,415,956 Class A, B, C and D Warrants outstanding to purchase in the aggregate 2,415,956 shares of Common Stock at exercise prices ranging from $5.00 to $20.00. Under the Company's 1996 Stock Plan, the Company has an additional 1,904,500 shares available for issuance pursuant to stock options. The exercise of currently outstanding options and warrants in the future would increase the number of shares of Common Stock outstanding and could have a dilutive effect on the Common Stock and prevent the Company from raising additional financing if required.

No Cash Dividends

      The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. To date, the Company has not paid any cash dividends. The Company's Board of Directors does not intend to declare any cash dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

Risks of Low-Priced Securities

      Because the Company's Common Stock is not approved for listing on the National Association of Securities Dealers, Inc.'s National Market System or
The Nasdaq SmallCap Market (together, the "NASDAQ System"), the Common Stock is subject to rules under the Exchange Act which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors". For transactions covered by such rules, a broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, such rules may affect the ability of broker-dealers to sell the Company's Common Stock and the ability of purchasers in this offering to sell any of their respective shares acquired in this offering in any secondary market that may develop for such Common Stock.

      The Commission has enacted rules that define a "penny stock" to be any equity security that has a price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions, including securities authorized for listing on the NASDAQ System or on designated exchanges. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure statement prepared by the Commission relating to the penny stock market. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Because the Company's shares of Common Stock are not authorized for listing on the NASDAQ System, nor are otherwise exempt from the provisions of the Commission's "penny stock" rules, such rules may also affect the ability of broker-dealers to sell the Company's securities and the ability of purchasers in this offering to sell any of their shares acquired hereby in any secondary market that may develop.


                           FORWARD-LOOKING INFORMATION

      This Prospectus contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934). Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions referenced above. The matters discussed or incorporated by reference herein with respect to, among other things, the anticipated growth of the cellular telephone industry, the development of new wireless communications technologies, the Company's ability to comply with financial covenants in loan agreements, the Company's ability to penetrate new distribution channels and the introduction of new products by the Company are forward-looking statements. In addition, when used in this discussion, the words "anticipates," "expects," "intends," "plans," variations thereof and similar expressions are intended to identify forward-looking statements.

      Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained in this Prospectus. Factors that could contribute to or cause such differences include, but are not limited to, unanticipated developments in any one or more of the following areas: the receptivity of consumers to new consumer electronics technologies, the rate and consumer acceptance of new product introductions, competition, the number and nature of customers and their product orders, pricing, availability of capital, foreign manufacturing, sourcing and sales (including foreign government, regulation, trade and importation concerns and fluctuation in exchange rates), borrowing costs, changes in taxes due to changes in the mix of U.S. and non U.S. revenue, pending or threatened litigation, the availability of key personnel and other risk factors which may be detailed from time to time in the Company's Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.


                                 USE OF PROCEEDS

      All of the securities offered hereby are being offered by the Selling Stockholder. The Company will not receive any of the proceeds from the sale of the securities. See "Selling Stockholder" and "Plan of Distribution."

                               SELLING STOCKHOLDER

      The Selling Stockholder is Telular Corporation ("Telular"). Prior to the filing of the Registration Statement, Telular owned 300,000 restricted shares of Common Stock, which were received by Telular as part of a litigation settlement previously disclosed by the Company in its Current Report on Form 8-K filed with the Commission on March 3, 1998. The number of shares owned by Telular and offered for Telular's own account is 300,000. After completion of the offering contemplated by this Registration Statement, Telular does not anticipate owning any shares of the Company's Common Stock.


                              PLAN OF DISTRIBUTION

      The Common Stock covered by this Prospectus may be offered for sale from time to time by the Selling Stockholder to or through underwriters or directly to other purchasers or through agents in one or more market transactions, in one or more private transactions or in a combination of such methods of sale, at prices then prevailing, at prices related to such prices or at negotiated prices. Such methods of distribution may include, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as a principal to facilitate the transaction; (b) purchases by a broker-dealer as a principal and resale by such broker-dealer for its own account pursuant to this Registration Statement; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker or dealer.

      Common Stock covered by this Prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

      Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated in connection with sales pursuant thereto. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts under the Securities Act.

      Certain costs, expenses and fees in connection with the registration of the Common Stock will be borne by the Company. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Common Stock will be borne by the Selling Stockholder. The Selling Stockholder has agreed or may agree to indemnify the Company or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Common Stock pursuant to this Registration Statement, including liabilities arising under the Securities Act. In addition, the Company has agreed to indemnify the Selling Stockholder against certain liabilities in connection with the offering of the Common Stock pursuant to this Prospectus, including liabilities arising under the Securities Act.

      The Company will not receive any proceeds from sales of the Shares by the Selling Stockholder.

      This offering will terminate on the earlier of (i) the date on which all Shares offered hereby have been sold or (ii) March 2, 2000.


                                  LEGAL MATTERS

      The legality of the issuance of the Shares offered hereby will be passed upon for the Company by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California.


                                     EXPERTS

      The financial statements of the Company for the fiscal years ended March 31, 1997, and March 31, 1995, incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1997, have been audited by Richard & Hedrick, independent accountants, as set forth in their report therein and incorporated herein by reference in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

      The financial statements of the Company for the fiscal year ended March 31, 1996, incorporated by reference to the Company's Annual Report On Form 10-K for the year ended March 31, 1997, have been audited by Tanner, Mainstain, Hoffer & Peyrot (formerly Tanner, Mainstain & Hoffer), independent accountants, as set forth in their report therein and incorporated herein by reference in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

                                 300,000 Shares

                              ORA ELECTRONICS, INC.

                                  Common Stock

                                   PROSPECTUS

                                __________, 1998

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN, OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT ANY TIME SUBSEQUENT TO THE DATE THEREOF.

                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----
Available Information......................................................4

Incorporation of Certain Documents by Reference............................4

Prospectus Summary.........................................................5

The Company................................................................5

The Offering...............................................................6

Risk Factors...............................................................6

Forward-Looking Information...............................................10

Use of Proceeds...........................................................10

Selling Stockholder.......................................................11

Plan of Distribution......................................................11

Legal Matters.............................................................12

Experts ..................................................................12

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discount and commissions. All of the amounts shown are estimates, except the Commission Registration Fee. None of these amounts will be paid by the Selling Stockholder.



Securities and Exchange Commission Registration     $    202.00

Accounting Fees and Expenses                        $  3,000.00

Legal Fees and Expenses                             $ 15,000.00

Miscellaneous Expenses                              $  1,798.00
                                                    -----------
               Total                                $ 20,000.00
                                                    ===========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Delaware General Corporation Law provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with each of its directors and officers which also provide for such indemnification. The effect of such provisions are to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. The Company has also purchased directors and officers liability insurance.

ITEM 16.  EXHIBITS

Exhibit
  No.     Description
-------   -----------
2.1       Plan of Reorganization of North American Energy of Delaware, Inc. (1)

2.2 Agreement and Plan of Merger between ORA Electronics, Inc., a Delaware corporation, and North American Energy of Delaware, Inc., a Delaware corporation. (2)

3.1       Restated Certificate of Incorporation of ORA Electronics, Inc. (2)

3.2       Bylaws of ORA Electronics, Inc. (2)

4.1       Specimen Class A Warrant Certificate. (2)

4.2       Specimen Class B Warrant Certificate. (2)

4.3       Specimen Class C Warrant Certificate. (2)

4.4       Specimen Class D Warrant Certificate. (2)

4.6 Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"), dated as of December 20, 1996.(2)

4.7 Letter Agreement, dated June 10, 1997, from Sheppard, Mullin, Richter & Hampton LLP ("SMRH") to the Warrant Agent. (3)

4.8       Letter Agreement, dated December 17, 1997, from SMRH to the Warrant
          Agent.

5         Opinion Regarding Legality.

23.1      Consent of Richard & Hedrick, independent accountants.

23.2 Consent of Tanner, Mainstain, Hoffer & Peyrot (formerly Tanner, Mainstain & Hoffer), independent accountants.

23.3      Consent of Sheppard, Mullin, Richter & Hampton LLP (included in
          Exhibit 5 to this Registration Statement on Form S-3).

24 Power of Attorney (included on the signature page to this Registration Statement on Form S-3).

99.1 Settlement Agreement and Mutual General Release, between ORA Electronics, Inc. and Telular Corporation, dated March 2, 1998. (4)

99.2 Second Deed of Amendment, by and between ORA Electronics, Inc., and ORA Electronics (UK) Limited ("ORA UK"), dated as of April, 1998. (5)

99.3 Distribution Agreement, by and between Alliance Research Corporation (predecessor to ORA Electronics, Inc.) and Contactace Limited (doing business as ORA UK), dated as of 1990. (5)

(1) Incorporated by reference from the Form 8-K/A filed on December 20, 1996, by North American Energy of Delaware, Inc., predecessor to the Registrant.

(2) Incorporated by reference from the Registrant's Form 8-K filed on December 20, 1996.

(3) Incorporated by reference from the Registrant's Form 10-K filed on June 30, 1997.

(4) Incorporated by reference from the Registrant's Form 8-K filed on March 3, 1998.

(5) Incorporated by reference from the Registrant's Form 8-K filed on April 17, 1998.


ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 4, 1998.

                                      ORA ELECTRONICS, INC.


                                      By: /s/ Gershon N. Cooper
                                         ------------------------------------
                                         Gershon N. Cooper
                                         President, Chief Executive Officer
                                         and Chairman of the Board

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints each of Gershon N. Cooper and John M. Burris his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Commission and any state securities regulatory board or commission any documents relating to the issuance and registration of the securities offered pursuant to this Registration Statement on Form S-3, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto each of such attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Dated: May 4, 1998                   /s/ Gershon N. Cooper
                                     ----------------------------------
                                     Gershon N. Cooper, President, Chief
                                     Executive Officer, Chairman of the Board


Dated: May 4, 1998                   /s/ John M. Burris
                                     ----------------------------------
                                     John M. Burris,
                                     Vice President, Chief Financial
                                     Officer and Director

Dated: May 4, 1998                   /s/ John Moore, III
                                     ----------------------------------
                                     John Moore, III,
                                     Chief Accounting Officer


Dated: May 4, 1998                   /s/ Ruth Cooper
                                     ----------------------------------
                                     Ruth Cooper, Director


Dated: May 4, 1998                   /s/ Matthew F. Jodziewicz
                                     ----------------------------------
                                     Matthew F. Jodziewicz,
                                     Vice President of Technology
                                     and Legal Affairs and Director

                                 EXHIBIT INDEX


Exhibit
  No.          Description                                                 Page
-------        -----------                                                 ----
4.8            Letter Agreement, dated December 17, 1997, from SMRH to      21
               the Warrant Agent.

5              Opinion Regarding Legality.                                  42

23.1           Consent of Richard & Hedrick, independent accountants.       43

23.2           Consent of Tanner, Mainstain, Hoffer & Peyrot                44
               (formerly Tanner, Mainstain & Hoffer), independent accountants.

23.3           Consent of Sheppard, Mullin, Richter & Hampton LLP
               (included in Exhibit 5 to this Registration Statement on Form S-3).

24 Power of Attorney (included on the signature page to this Registration Statement on Form S-3).

                                                                     Exhibit 4.8
                                                                     -----------

                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                        A Limited Liability Partnership
                       Including Professional Corporations
                                Attorneys at Law
                    333 South Hope Street, Forty-Eighth Floor
                          Los Angeles, California 90071
                            Telephone (213) 620-1780
                                      -----
                            Facsimile (213) 620-1398
                                      -----

Writer's Direct Line                                           Our File Number
(213) 617-4199                                                     MXM-58890
Skeller%smrh@mcimail.com

                            December 17, 1997

VIA FEDERAL EXPRESS

Mr. William F. Seegraber
Vice President
Continental Stock Transfer & Trust Company
2 Broadway
New York, New York 10004


Re:   Amendment to Warrant Agreement with ORA Electronics, Inc.

Dear Bill:

            As you and John Burris have discussed, our client, ORA Electronics, Inc., a Delaware corporation (the "Company"), previously entered into a Warrant Agreement, dated as of December 20, 1996 (the "Warrant Agreement"), by and between the Company and Continental Stock Transfer & Trust Company ("Continental") as warrant agent. For your convenience, a copy of the Warrant Agreement is attached hereto as Attachment A.

            Pursuant to the terms of the Warrant Agreement, Continental serves as warrant agent with respect to certain Class A, B, C and D warrants (collectively, the "Warrants") which have been issued by the Company and are currently publicly traded on the NASDAQ Bulletin Board and Pink Sheets. The Class A Warrants have an exercise price of $5.00 per share and the Class B Warrants have an exercise price of $10.00 per share. As you will recall, in June, 1997, we amended the terms of the Class A Warrants such that the Class A Warrants must be exercised on or before December 31, 1997. By their terms, the Class B Warrants must be exercised on or before June 20, 1998. At this time the Company seeks to extend the exercise deadlines of both the Class A and Class B Warrants to December 31, 1998.

Mr. William F. Seegraber
December 17, 1997
Page 2


            Accordingly, it is the purpose of this letter to amend Sections 2.1(a) and (b) of the Warrant Agreement, effective as of December 19, 1997, to read in their entirety:

                  "(a) The purchase rights represented by each Class A Warrant are exercisable at the exercise price of five dollars ($5.00) per share (the "Class A Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on December 31, 1998 (the "Class A Exercise Deadline");

                  (b) The purchase rights represented by each Class B Warrant are exercisable at the exercise price of ten dollars ($10.00) per share (the "Class B Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on December 31, 1998 (the "Class B Exercise Deadline");"


             It is my understanding that this letter of direction is sufficient to accomplish this result, but the Company would be happy to provide to you whatever additional documentation may be required.

            As you and I also discussed, under separate cover the Company has sent 280 letters prepared by the Company, as well as 280 corresponding envelopes, to be distributed to all holders of record of the Class A and Class B Warrants. In addition, it is our understanding that Continental, as warrant agent, will make the appropriate announcement(s) on the wires in order that the market will receive this information on a uniform basis.

Mr. William F. Seegraber
December 17, 1997
Page 3


            If the information set forth above meets with your approval, please execute this letter where indicated and return the originally executed version to me in the envelope enclosed for your convenience, retaining a copy for your records. If you have any comments or questions, please feel free to call the undersigned at (213) 617-4199.

                                   Sincerely,


                                   /s/ Sarah D. Keller
                                   Sarah D. Keller
                         for SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

Acknowledged and Agreed:

Continental Stock Transfer &
  Trust Company

/s/ William F. Seegraber
------------------------------------
William F. Seegraber, Vice President

December 19, 1997


cc:   Mr. Gershon N. Cooper (via telecopier)
      Mr. John M. Burris (via telecopier)

                                                                    Attachment A
                                                                    ------------

                              WARRANT AGREEMENT


            THIS WARRANT AGREEMENT dated as of December 20, 1996 (the "Warrant Agreement"), is by and between ORA Electronics, Inc., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").

                                 WITNESSETH:

            WHEREAS, the Company proposes to issue a certain number of Class A, Class B, Class C and Class D warrants (collectively, the "Warrants") pursuant to the terms of (a) that certain Plan of Reorganization for North American Energy of Delaware, Inc. ("North American"), as filed with the United States Bankruptcy Court, Southern District of New York, on August 19, 1996 (the "Plan"), and (b) that certain Agreement and Plan of Merger dated as of December 20, 1996, by and between North American and the Company (the "Merger Agreement");

            WHEREAS, each Warrant entitles the holder thereof to purchase one share (collectively, the "Warrant Shares") of the Company's Common Stock (the "Common Stock"), pursuant to the terms of the Plan, the Merger Agreement and this Warrant Agreement;

            WHEREAS, the Company and Warrant Agent agree that the Company desires to set forth the terms upon which Warrant Agent will act as transfer and exchange agent for the Warrants; and

            WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of each class of Warrants as set forth in certificates representing each class of Warrants (the "Warrant Certificates") and the terms and conditions under which such Warrants may be issued, transferred, exchanged, replaced, redeemed and surrendered in connection with the exercise and redemption thereof;

            NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE 1

                            WARRANT CERTIFICATES

      1.1 Form of Warrant Certificates. The Warrant Certificates shall be substantially in the form of Exhibits A, B, C and D attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements stamped or printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency or to conform with customary usage.

      1.2 Execution of Warrant Certificates. The Warrant Certificates shall be executed, either manually or by facsimile signature printed thereon, (i) on behalf of the Company by its Chairman of the Board, Chief Executive Officer or President or any Vice President, and by its Chief Financial Officer, Secretary or any Assistant Secretary, and (ii) on behalf of the Warrant Agent, by a duly authorized officer thereof.

                                  ARTICLE 2
               WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

      2.1 Exercise Prices and Terms. Each Warrant Certificate, when signed by
(i) the Chairman, Chief Executive Officer or President or any Vice President, and by the Chief Financial Officer or Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary, of the Company and (ii) a duly authorized officer of the Warrant Agent, shall entitle the registered holder thereof to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at the respective purchase prices set forth in Sections 2.1 (a), (b),
(c) and (d) hereof, or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of
Article 3 hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Warrant Agreement shall mean the purchase price of one share of Common Stock upon the exercise of a Warrant as the context requires, reflecting all appropriate adjustments made in accordance with the provisions of Article 3 hereof. The term "Exercise Deadline" as used in this Warrant Agreement shall mean the latest time and date on which each respective class of Warrants may be exercised, as set forth below.

                  (a) The purchase rights represented by each Class A Warrant are exercisable at the exercise price of five dollars ($5.00) per share

      (the "Class A Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on June 18, 1997 (the "Class A Exercise Deadline");

                  (b) The purchase rights represented by each Class B Warrant are exercisable at the exercise price of ten dollars ($10.00) per share (the "Class B Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on June 20, 1998 (the "Class B Exercise Deadline";

                  (c) The purchase rights represented by each Class C Warrant are exercisable at the exercise price of fifteen dollars ($15.00) per share (the "Class C Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on December 20, 1999 (the "Class C Exercise Deadline"); and

                  (d) The purchase rights represented by each Class D Warrant are exercisable at the exercise price of twenty dollars ($20.00) per share (the "Class D Exercise Price") for the period commencing on the date hereof and terminating at 5:00 p.m., Los Angeles time, on December 20, 2001 (the "Class D Exercise Deadline").

      2.2 [Reserved.]

      2.3 Procedure for Exercise of Warrants. During the periods specified in each of Sections 2.1(a), (b), (c) and (d) hereof, as applicable, the Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, accompanied by payment in full of the applicable Exercise Price as provided in Sections 2.1(a), (b), (c) and (d) in effect at the time of such exercise, together with such taxes as are specified in Section 6.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency, to the Company. The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred to herein as the Date of Exercise of such Warrants.

      2.4 Issuance of Warrant Shares. As soon as practicable after the Date of Exercise of any Warrants, the Warrant Agent shall remit the proceeds of the Exercise Price to the Company and, upon the Company's acknowledgment of such remittance, issue a certificate or certificates for the number of shares of Common Stock, rounded to the nearest whole number, to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All Warrant Shares shall be validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof, and shall be previously unissued shares. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, regardless of the date of issuance or delivery of such certificate for the Warrant Shares.

      2.5 Certificates for Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Company shall execute and the Warrant Agent shall execute and mail, by first-class mail, within 30 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants of the same class not yet exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other Section of this Agreement.

      2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.


                                  ARTICLE 3

               ADJUSTMENTS, TERMINATION AND NOTICE PROVISIONS

      3.1 Adjustment of Exercise Price. Subject to the provisions of this
Article 3, the Exercise Price in effect from time to time shall be subject to adjustment, as follows: in case the Company shall at any time after the date hereof (a) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

      3.2 No Adjustments to Exercise Price. No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that, any adjustments which by reason of this Article 3 are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 3 shall be made to the nearest cent or to the nearest share, as the case may be.

      3.3 Deferral of Adjustments to Exercise Price. In any case in which this
Article 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Warrant Agent may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      3.4 [Reserved.]

      3.5 Reorganizations. In case of any capital reorganization, other than in the cases referred to in Section 3.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), the Warrants shall terminate and shall no longer be exercisable upon the consummation of the Reorganization unless the Company's Board of Directors elects in its sole discretion to provide that the Warrants, or any class or classes thereof, shall continue to be exercisable in accordance with their terms after said consummation, in which case there shall thereafter be deliverable upon exercise of any Warrant so continued (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization with respect to which the Board of Directors of the Company has elected to provide for the continuance of the Warrants, or any class or classes thereof as provided above, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a notice to the holders of the Warrant Certificates and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. In the event of sale, lease or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company with respect to which the Board of Directors of the Company has elected to provide for the continuance of the Warrants, or any class or classes thereof, as provided above, all rights to exercise any Warrant so continued shall terminate 30 days after the Company gives written notice to each registered holder of a Warrant Certificate that such sale or conveyance or other transfer has been consummated.

      3.6 Reclassifications. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holders of the Warrants shall have the right thereafter to receive upon exercise of the Warrants solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which the Warrants might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article 3. The provisions of this Section 3.6 shall similarly apply to successive reclassification and changes of shares of Common Stock.

      3.7 Verification of Computations. Whenever the exercise price is adjusted as provided in this Article 3, the Warrant Agent will promptly obtain a certificate of the Company's Chief Financial Officer setting forth the exercise price as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the holders of the Warrant Certificates, at their addresses listed on the register maintained for that purpose by the Warrant Agent (which summary may be included in any notice of adjustment required by Section 3.1 hereof).

      3.8  Notice of Certain Actions.  In the event that the Company proposes:

                  (a) to pay any dividend or make any distribution relating to shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                  (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling such holders of Common Stock to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                  (c) to effect any consolidation, merger, sale, lease, or conveyance of property, described in Section 3.5, or any reclassification or change of outstanding shares of Common Stock described in Section 3.6; or

                  (d) to effect any liquidation, dissolution or winding-up of the Company; or

                  (e) to take any other action which would cause an adjustment to the Exercise Price;

then, in each such case, the Company shall cause the Warrant Agent to give notice of such proposed action to the holders of the Warrant Certificates. Such notice shall specify the date on which the books of the Warrant Agent shall close, or a record shall be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or warrants, or the date on which such reclassification, change, consolidation, merger, sale, lease, other disposition, liquidation, dissolution, winding up or exchange or other action shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. If applicable, such notice shall also state if the Warrants, or any class or classes thereof, shall continue to be exercisable or shall terminate upon the consummation of a Reorganization as provided in Section 3.5. Such notice shall be mailed, in the case of any action covered by Subsection 3.8(a) or 3.8(b) above, at least 15 days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer; in the case of any action covered by Subsection 3.8(c) or 3.8(d) above, at least 15 days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property; and in the case of any action covered by Subsection 3.8(e) above, no more than 15 days after such action. Notwithstanding anything to the contrary contained in this Warrant Agreement, the failure of the Company to cause the Warrant Agent to provide the notice(s) required by this Section 3.8 shall not serve to invalidate the action taken.

      3.9 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article 3, the Company shall cause the Warrant Agent to give written notice of such adjustment sent by registered mail, postage prepaid, to the holders of Warrant Certificates within 15 days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, and the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment.

      3.10 Warrant Certificate Amendments. Regardless of any adjustments pursuant to this Article 3, Warrant Certificates theretofore or thereafter issued need not be amended or replaced but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

      3.11 Fractional Shares. Upon the exercise of any Warrant following adjustments in accordance with this Article 3 to the Exercise Price or number of shares of Common Stock purchasable under each Warrant, the number of shares of Common Stock to be so purchased shall be rounded to the nearest whole number. In no event shall fractional shares or fractional Warrants be issued by the Company. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of whole shares deliverable in exchange for the aggregate number of Warrants exercised.

                                  ARTICLE 4

                   OTHER PROVISIONS RELATING TO RIGHTS OF
                       HOLDERS OF WARRANT CERTIFICATES

      4.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of shareholders or any other proceedings of the Company.

      4.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company and Warrant Agent shall execute and Warrant Agent shall deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                                  ARTICLE 5

                  SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                  AND CANCELLATION OF WARRANT CERTIFICATES:
                        CONCERNING THE WARRANT AGENT

      5.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 5.2, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company and the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be so split up, combined or exchanged to the Warrant Agent. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any

"stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected from time to time upon the books of the Warrant Agent, upon a surrender of the Warrant Certificate to the Warrant Agent, with the assignment form set forth in the Warrant Certificate duly executed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

      5.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided (i) in Section 2.5, in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate, or (ii) in Section 5.1, in case of a split up, combination, exchange or transfer of the Warrants evidenced by a Warrant Certificate, or (iii) as provided for in Section 4.2, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificate.

      5.3 Concerning the Warrant Agent.

           (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and non-assessable.

          (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Warrant Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Warrant Agreement except for its own gross negligence or willful misconduct.

          (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action reasonably taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

          (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

          (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and hold it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

          (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen
(15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the registered holder of each Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a stock transfer company licensed by the Securities and Exchange Commission. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent, and shall forthwith cause a copy of such notice to be mailed to the registered holder of each Warrant Certificate.

          (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the registered holders of each Warrant Certificate.

          (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Warrant Agent shall retain for a period of two (2) years from the date of exercise any Warrant Certificate received by it upon such exercise.


                                  ARTICLE 6

                                OTHER MATTERS

    6.1 Payment of Taxes and Charges. Any transfer taxes due in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Warrant Agent shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

    6.2 Assignment. All covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or the Warrant holder shall bind and inure to the benefit of their respective successors and assigns.

    6.3 Notices. Any notice or demand required by this Warrant Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company or the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is given in writing by the Company or the Warrant Agent to each registered holder of a Warrant Certificate) as follows:

    If to the Company:       ORA Electronics, Inc.
                             9410 Owensmouth Ave.
                             Chatsworth, California  91311
                             Attention: Chief Financial Officer

    If to the Warrant Agent: Continental Stock Transfer & Trust Company
                             2 Broadway
                             New York, New York 10004
                             Attention: Compliance Department

Any notice or demand required by this Warrant Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company or the Warrant Agent; otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

    6.4 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Warrant Agreement, shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Article 3 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company or the Warrant Agent.

    6.5 Governing Law. The internal laws of the State of Delaware shall govern this Warrant Agreement and the Warrant Certificates.

    6.6 Headings. The descriptive headings of the articles and sections of this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

    6.7 Counterparts. This Warrant Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

    6.8 Modification of Warrant Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Warrant Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained, or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Warrant Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the registered holders of Warrant Certificates holding over fifty percent (50%) of the Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, and no change that increases the Exercise Price of any Warrant, other than such changes as are specifically set forth in this Warrant Agreement as originally executed, shall be made without the consent in writing of each registered holder affected by such change.

          IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                   "COMPANY"

                                   ORA ELECTRONICS, INC.


                                   By /s/ Gershon N. Cooper
                                     ---------------------------------------
                                      Gershon N. Cooper,
                                      President and Chief Executive Officer
                                      --------------------------------------
                                           [Printed Name and Title]


                                   "WARRANT AGENT"

                                   CONTINENTAL STOCK TRANSFER & TRUST
                                   COMPANY


                                   By /s/ William F. Seegraber
                                     ---------------------------------------
                                      William F. Seegraber, Vice President
                                      --------------------------------------
                                           [Printed Name and Title]

                       [FORM OF ELECTION TO PURCHASE]

    The undersigned hereby irrevocably elects to exercise of the Warrants represented by this Warrant Certificate and to purchase shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:


ISSUE AND DELIVER TO:

______________________________________________________________________
                                (NAME)

______________________________________________________________________
                              (ADDRESS)

______________________________________________________________________
            (SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER)

          If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

          In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of

$_______ by certified check or money order payable to the order of the Company in United States currency.

Dated: _______________


____________________________            _________________________________
(Insert Social Security or              (Signature of registered holder)
other identifying number(s)
of holder(s))
                                        _________________________________
                                 (Signature of registered holder, if co-owned)

                            NOTE: Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.

                            [FORM OF ASSIGNMENT]

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of warrants set forth below:

Name of Assignee:     _________________________________________
Address:              _________________________________________
No. of Warrants:      ______________

and does hereby irrevocably constitute and appoint _______________ to make such transfer on the books of the Warrant Agent, as defined in that certain Warrant Agreement dated as of December ___, 1996, maintained for that purpose, with full power of substitution in the premises.

Dated: _______________


__________________________            _______________________________________
(Insert Social Security or                    (Signature of Assignee)
other identifying number(s)
of holder(s))
                                      _______________________________________
                                        (Signature of Assignee if co-owned)

                            NOTE: Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.

                            Signature(s) Guaranteed:

                                                                     Exhibit 5
                                                                     ---------

                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                                ATTORNEYS AT LAW

                        333 SOUTH HOPE STREET, 48TH FLOOR
                       LOS ANGELES, CALIFORNIA 90071-1448

                                 (213) 620-1780
                            (213) 620-1398 FACSIMILE

                                   May 1, 1998


ORA Electronics, Inc.
9410 Owensmouth Avenue
Chatsworth, California 91311

               Re:    REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

               You have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of Common Stock (the "Securities") of ORA Electronics, Inc., a Delaware corporation (the "Company").

               In connection with the furnishing of our opinion to you concerning this matter, we have examined such corporate records and other documents as we have deemed relevant and necessary as a basis for the opinions set forth herein, including, without limitation, the corporate records and other documents relating to the original issuance of the Securities. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified or photostatic copies. We have also examined the Registration Statement.

               On the basis of the foregoing, and in reliance thereon, and after consideration of such matters and laws as we deem applicable and relevant, we are of the opinion that the Securities have been legally and validly issued, and are fully paid and nonassessable.

               We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which is a part thereof. In giving this consent we do not hereby concede that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                            Respectfully submitted,


                                /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

                                                                    Exhibit 23.1
                                                                    ------------


                               RICHARD & HEDRICK
             Accountancy Corporation * Certified Public Accountants
                       Member of AICPA * Member of CSCPA
                   5857 Uplander Way * Culver City, CA 90230
                     Phone 310-348-4188 * Fax 310-348-4189

      --------------------------------------------------------------------


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ORA Electronics, Inc. (the "Company") on Form S-3 of our report dated May 30, 1997, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Richard & Hedrick
--------------------------
RICHARD & HEDRICK
Culver City, California

April 30, 1998

                                                                    Exhibit 23.2
                                                                    ------------

Tanner, Mainstain, Hoffer & Peyrot
an accountancy corporation
10866 Wilshire Boulevard
10th Floor
Los Angeles, CA
90024-4303

TEL (310) 446-2700
FAX (310) 474-0478

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of ORA Electronics, Inc. (the "Company") on Form S-3 of our report dated November 6, 1996, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Tanner, Mainstain, Hoffer & Peyrot

Tanner, Mainstain, Hoffer & Peyrot
an accountancy corporation

Los Angeles, California
April 30, 1998